SUB-ITEM 77Q1(E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of Investment Advisory Agreement between Registrant and Merk Investments, LLC regarding The Merk Hard Currency Fund, Merk Asian Currency Fund, and Merk Absolute Return Currency Fund, Exhibit (d) (11) to the Registrant’s Registration Statement on Form N-1A,  is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 258 on September 8, 2009, accession number 0000315774-09-000096.